Exhibit 99.1

April 8, 2015

Trans Energy, Inc.

210 Second Street

St. Marys, WV 26170

Attention: Mr. John Corp

SUBJECT:	Evaluation of Oil and Gas Reserves
To the Interests of Trans Energy, Inc.
In Certain Properties Located in West Virginia
Pursuant to the Requirements of the
Securities and Exchange Commission
Effective January 1, 2015
Job 14.1670

At the request of Trans Energy, Inc. (Trans Energy), Wright & Company, Inc. (Wright) has performed an evaluation to estimate proved and unproved reserves and associated cash flow and economics from certain properties to the subject interests. This evaluation was authorized by Mr. John Corp of Trans Energy. Projections of the reserves and cash flow to the evaluated interests were based on specified economic parameters, operating conditions, and government regulations considered applicable at the effective date. This reserves evaluation is pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC) as specified in Regulation S-X, Rule 4-10(a) and Regulation S-K, Rule 1202(a)(8). It is the understanding of Wright that the purpose of this evaluation is for inclusion in relevant registration statements or other filings to the SEC for the fiscal year ended December 31, 2014. The effective date of this report is January 1, 2015. The report was completed April 8, 2015. The following is a summary of the results of the evaluation.

Trans Energy, Inc. SEC Parameters	Proved Developed			Proved Undeveloped (PUD)	Total Proved (PDP, PDNP & PUD)	Unproved Probable (PROB)
	Producing (PDP)	Nonproducing (PDNP)	Total (PDP &) PDNP)
Net Reserves to the Evaluated Interests
Oil, Mbbl:	9.337	8.037	17.374	0.000	17.374	0.000
Gas, MMcf:	44,936.996	17,551.996	62,489.000	14,444.121	76,933.125	3,366.274
NGL, Mbbl:	968.283	300.924	1,269.207	0.000	1,269.207	0.000
Gas Equivalent, MMcfe:	50,802.716	19,405.762	70,208.486	14,444.121	84,652.611	3,366.274
(1 bbl = 6 Mcfe)

Cash Flow (BTAX), M$
Undiscounted:	115,122.805	38,512.664	153,635.438	26,133.590	179,769.031	5,191.239
Discounted at 10% Per Annum:	54,614.707	19,192.494	73,807.211	10,986.816	84,794.023	1,669.051

Please note that numbers in table may not add due to rounding techniques in the ARIESTM petroleum software program.

Twelve Cadillac Drive • Suite 260

Brentwood, Tennessee 37027

(615) 370-0755     Fax (615) 370-0756

www.wrightandcompany.com

Mr. John Corp

Trans Energy, Inc.

April 8, 2015

The properties evaluated in this report are located in West Virginia. According to Trans Energy, the total proved and unproved reserves included in this evaluation represent 100 percent of the reported total proved and unproved reserves of Trans Energy. It is the understanding of Wright that the assets included in this evaluation are held by American Shale Development, Inc. (ASD), a wholly owned subsidiary of Trans Energy.

Proved oil and gas reserves are those quantities of oil and gas which can be estimated with reasonable certainty to be economically producible under existing economic conditions, operating methods, and government regulations. As specified by the SEC regulations, when calculating economic producibility, the base product price must be the 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the prior 12-month period. The benchmark base prices used for this evaluation were $94.99 per barrel for West Texas Intermediate oil at Cushing, Oklahoma, and $3.310 per million British thermal units (MMBtu) for natural gas at Dominion South Point. These benchmark base prices were adjusted for energy content, quality, and basis differential, as appropriate. The resultant average adjusted product prices for proved reserves are $71.61 per barrel of oil and $3.586 per Mcf of gas. The Natural Gas Liquids (NGL) product price was estimated to be approximately 44 percent of the base oil price, resulting in an average adjusted price of $41.74 per barrel. The base product prices and adjustments were held constant for the life of the properties.

Oil and other liquid hydrocarbon volumes are expressed in thousands of United States (U.S.) barrels (Mbbl), one barrel equaling 42 U.S. gallons. Gas volumes are expressed in millions of standard cubic feet (MMcf) at 60 degrees Fahrenheit and at the legal pressure base that prevails in the state in which the reserves are located. For purposes of this report, quantities of barrels of oil and NGL are converted into equivalent quantities of natural gas at the ratio of 1 bbl = 6 Mcfe. No adjustment of the individual gas volumes to a common pressure base has been made.

Net income to the evaluated interests is the cash flow after consideration of royalty revenue payable to others, standard state and county taxes, operating expenses, and investments, as applicable. The cash flow is before federal income tax (BTAX) and excludes consideration of any encumbrances against the properties if such exist. The Cash Flow (BTAX) was discounted monthly at an annual rate of 10.0 percent in accordance with the reporting requirements of the SEC.

The estimates of reserves contained in this report were determined by accepted industry methods, and the procedures used in this evaluation are appropriate for the purpose served by the report. Where sufficient production history and other data were available, reserves for producing properties were determined by extrapolation of historical production or sales trends. Analogy to similar producing properties was used for development projects and for those properties that lacked sufficient production history to yield a definitive estimate of reserves. When appropriate, Wright may have also utilized volumetric calculations and log correlations in the determination of estimated ultimate recovery (EUR). These calculations are often based upon limited log and/or core analysis data and incomplete formation fluid and rock data. Since these limited data must frequently be extrapolated over an assumed drainage area, subsequent production performance trends or material balance calculations may cause the need for significant revisions to the estimates of reserves. Wright has used all methods and procedures as it considered necessary under the circumstances to prepare this report.

Mr. John Corp

Trans Energy, Inc.

April 8, 2015

Oil and gas reserves were evaluated for the proved developed producing (PDP), proved developed nonproducing (PDNP), proved undeveloped (PUD), and unproved probable (PROB) reserves categories. The summary classification of total proved developed reserves combines the PDP and PDNP categories, and the summary classification of total proved reserves combines the total proved developed and PUD categories. In preparing this evaluation, no attempt has been made to quantify the element of uncertainty associated with any category. Reserves were assigned to each category as warranted. Wright is not aware of any local, state, or federal regulations that would preclude Trans Energy from continuing to produce from currently active wells or to fully develop those properties included in this report.

There are significant uncertainties inherent in estimating reserves, future rates of production, and the timing and amount of future costs. The estimation of oil and gas reserves must be recognized as a subjective process that cannot be measured in an exact way, and estimates of others might differ materially from those of Wright. The accuracy of any reserves estimate is a function of the quantity and quality of available data and of subjective interpretations and judgments. It should be emphasized that production data subsequent to the date of these estimates or changes in the analogous properties may warrant revisions of such estimates. Accordingly, reserves estimates are often different from the quantities of oil and gas that are ultimately recovered.

All data utilized in the preparation of this report were provided by Trans Energy. No inspection of the properties was made as this was not considered to be within the scope of this evaluation. Wright has not independently verified the accuracy and completeness of information and data furnished by Trans Energy with respect to ownership interests, oil and gas production or sales, historical costs of operation and development, product prices, or agreements relating to current and future operations and sales of production. Wright requested and received detailed information allowing Wright to check and confirm any calculations provided by Trans Energy with regard to product pricing, appropriate adjustments, lease operating expenses, and capital investments for drilling the undeveloped locations. Furthermore, if in the course of Wright’s examination something came to our attention that brought into question the validity or sufficiency of any information or data, Wright did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or independently verified such information or data. In accordance with the requirements of the SEC, all operating costs were held constant for the life of the properties.

It should be noted that no abandonment costs were included in the economic parameters in accordance with the instructions of Trans Energy. It was assumed that the cost to abandon the property would be directly offset by the salvage value. Wright has not performed a detailed study of the abandonment costs or the salvage values and offers no opinion as to Trans Energy’s assumptions.

Wright is not aware of any potential environmental liabilities that may exist concerning the properties evaluated. There are no costs included in this evaluation for potential property restoration, liability, or clean up of damages, if any, that may be necessary due to past or future operating practices.

Wright is an independent petroleum consulting firm founded in 1988 and owns no interests in the oil and gas properties covered by this report. No employee, officer, or director of Wright is an employee, officer, or director of Trans Energy or ASD, nor does Wright or any of its employees have direct financial interest in Trans Energy or ASD. Neither the employment of nor the compensation received by Wright is contingent upon the values assigned or the opinions rendered regarding the properties covered by this report.

This report is prepared for the information of Trans Energy, its shareholders, and for the information and assistance of its independent public accountants in connection with their review of and report upon the financial statements of Trans Energy, and for reporting disclosures as required by the SEC. This report is also intended for public disclosure as an exhibit in filings made to the SEC by Trans Energy.

Mr. John Corp

Trans Energy, Inc.

April 8, 2015

Based on data and information provided by Trans Energy, and the specified economic parameters, operating conditions, and government regulations considered applicable at the effective date, it is Wright’s conclusion that this report provides a fair and accurate representation of the oil and gas reserves to the interests of Trans Energy in those certain properties included in this report.

The professional qualifications of the petroleum consultants responsible for the evaluation of the reserves and economics information presented in this report meet the standards of Reserves Estimator as defined in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information as promulgated by the Society of Petroleum Engineers.

It has been a pleasure to serve you by preparing this evaluation. All related data will be retained in our files and are available for your review.

Very truly yours,

Wright & Company, Inc.

By:
D.Randall Wright
President

Professional Qualifications

D. Randall Wright

President

I, D. Randall Wright, am the primary technical person in charge of the estimates of reserves and associated cash flow and economics on behalf of Wright & Company, Inc. (Wright) for the results presented in this report to Trans Energy, Inc. I have a Master of Science degree in Mechanical Engineering from Tennessee Technological University.

I am a qualified Reserves Estimator as set forth in the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers. This qualification is based on more than 40 years of practical experience in the estimation and evaluation of petroleum reserves with Texaco, Inc., First City National Bank of Houston, Sipes, Williamson & Associates, Inc., Williamson Petroleum Consultants, Inc., and Wright which I founded in 1988.

I am a registered Professional Engineer in the state of Texas (TBPE #43291), granted in 1978, a member of the Society of Petroleum Engineers (SPE) and a member of the Order of the Engineer.

D. Randall Wright, P.E.

DEFINITIONS OF OIL AND GAS RESERVES

Wright & Company, Inc. frequently prepares estimates of oil and gas reserves. Such reserves estimates usually include quantities which are represented as “proved” and, depending upon the data base and/or the desire of the client, may include additional reserves which are classified as “unproved”. The scope of the analyses may also incorporate “contingent resources”. These definitions as presented are an abridged version of the disclosure guidelines as set forth by the Securities and Exchange Commission (SEC) Rule 4-10(a) (1)-(32) of Regulation S-X and the Modernization of Oil and Gas Reporting, Final Rule dated January 14, 2009 in the Federal Register. The definitions of oil and gas reserves used by Wright & Company, Inc. are briefly set forth below.

RESERVES are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there is a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement project.

PROVED OIL AND GAS RESERVES are those quantities of oil and gas, which by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs and under existing economic conditions, operating methods, and government regulation. The area of the reservoir considered as proved includes, but is not necessarily limited to, the area identified by drilling and limited by fluid contacts, if any, and adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty.

Reserves that can be produced economically through application of improved recovery techniques are included in the proved classification when both the following occur: (i) successful testing by a pilot in an area of the reservoir with properties no more favorable than in the reservoir as a whole, or the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program is based and, (ii) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which the economic producibility of a reservoir is to be determined. The base product price shall be the 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the prior 12-month period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

PROVED DEVELOPED OIL AND GAS RESERVES are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well or through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

PROVED UNDEVELOPED OIL AND GAS RESERVES are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

ANALOGOUS RESERVOIRS have similar rock and fluid properties, reservoir conditions and drive mechanisms, but one typically at a more advanced stage of development than the reservoir of interest and this may provide concepts to assist in the interpretation of more limited data and estimation recovery.

REASONABLE CERTAINTY means a higher degree of confidence that the quantities will be recovered. A high degree of confidence exists if the quantity is much more likely to be achieved than not and, as changes due to increased availability of geoscience (geological, geophysical, and geomechanical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

RELIABLE TECHNOLOGY is a grouping of one or more technologies (including computerized methods) that have been field tested and have demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

UNPROVED PROBABLE reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely to be recovered as not. Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

UNPROVED POSSIBLE reserves are those additional reserves that are less certain to be recovered than probable reserves. Portions of the reservoir that do not meet the reasonable certainty criterion may be assigned probable and possible oil and gas reserves based on reservoir fluid properties and pressure gradient interpretations.

Wright & Company, Inc. may separate proved developed reserves into proved developed producing and proved developed non-producing reserves. This is to identify proved developed producing reserves as those to be recovered from actively producing wells. Proved developed nonproducing reserves are those to be recovered from wells or intervals within wells, which are completed but shut-in waiting on equipment or pipeline connections, or wells where a relatively minor expenditure is required for recompletion to another zone.

TOTAL PROVED		DATE	: 04/08/2015
PDP, PDNP, & PUD		TIME	: 09:14:45
TO THE INTERESTS OF		SETUP	: SETDATA
TRANS ENERGY, INC.		SCENARIO	: WRIYE14

R E S E R V E S A N D E C O N O M I C S
PURSUANT TO SEC		JOB 14.1670
EFFECTIVE DATE: 01/2015

							PRICES
END	GROSS PRODUCTION			NET PRODUCTION			OIL	GAS	NGL	TOTAL REVENUE, M$
MO-YEAR	OIL, MBBL	GAS, MMCF	NGL, MBBL	OIL, MBBL	GAS, MMCF	NGL, MBBL	$/B	$/M	$/B
12-2015	11.257	22544.287	449.390	2.970	6274.582	133.920	71.61	3.637	41.74	28624.584
12-2016	7.923	28035.014	329.246	2.055	8716.610	97.828	71.61	3.547	41.74	35146.066
12-2017	5.949	18574.914	264.025	1.510	5694.703	78.727	71.61	3.567	41.74	23708.445
12-2018	4.819	15025.678	225.855	1.208	4586.521	67.512	71.61	3.574	41.74	19296.500
12-2019	4.057	12898.280	199.727	1.008	3922.761	59.810	71.61	3.578	41.74	16603.514

12-2020	3.498	11427.104	180.339	0.862	3467.582	54.078	71.61	3.580	41.74	14733.884
12-2021	3.066	10329.305	165.205	0.750	3129.701	49.593	71.61	3.582	41.74	13334.390
12-2022	2.720	9468.281	152.941	0.664	2872.418	46.205	71.61	3.584	41.74	12269.589
12-2023	2.436	8764.204	142.655	0.592	2658.119	43.178	71.61	3.585	41.74	11372.707
12-2024	2.197	8163.843	133.734	0.530	2474.390	40.498	71.61	3.585	41.74	10599.654

12-2025	1.989	7629.107	125.663	0.477	2311.091	38.067	71.61	3.586	41.74	9910.100
12-2026	1.807	7137.157	118.247	0.430	2160.753	35.827	71.61	3.586	41.74	9275.328
12-2027	1.645	6679.358	111.341	0.389	2020.760	33.738	71.61	3.587	41.74	8684.210
12-2028	1.498	6251.665	104.856	0.351	1890.588	31.775	71.61	3.587	41.74	8133.669
12-2029	1.365	5851.918	98.759	0.318	1768.972	29.929	71.61	3.588	41.74	7618.878

S TOT	56.226	178780.109	2801.984	14.116	53949.555	840.685	71.61	3.581	41.74	229311.484

AFTER	14.168	76448.578	1401.701	3.258	22983.574	428.522	71.61	3.596	41.74	100761.477

TOTAL	70.393	255228.688	4203.685	17.374	76933.125	1269.207	71.61	3.586	41.74	330072.969

	OPERATIONS, M$			CAPITAL COSTS, M$					CUM. CASH FLOW BTAX, M$	10.0% CUM. DISC BTAX, M$
END	ADVALOREM	SEVERANCE	NET OPER	TANGIBLE	INTANG.	TOTAL	ABANDON &	CASH FLOW
MO-YEAR	TAXES	TAXES	EXPENSES	INVEST.	INVEST.	INVEST.	SALVAGE	BTAX, M$
12-2015	661.762	2154.091	10081.530	192.930	578.791	771.722	0.000	14955.479	14955.479	14279.322
12-2016	812.488	2646.559	10413.541	1770.182	5310.547	7080.729	0.000	14192.750	29148.229	26384.201
12-2017	548.106	1784.190	7179.349	0.000	0.000	0.000	0.000	14196.801	43345.027	37597.742
12-2018	446.125	1451.483	5882.809	0.000	0.000	0.000	0.000	11516.085	54861.113	45861.902
12-2019	383.872	1248.651	5106.127	0.000	0.000	0.000	0.000	9864.864	64725.977	52295.504

12-2020	340.650	1107.887	4551.312	0.000	0.000	0.000	0.000	8734.035	73460.008	57472.789
12-2021	308.296	1002.552	4128.706	0.000	0.000	0.000	0.000	7894.839	81354.852	61726.629
12-2022	283.666	922.959	3808.267	0.000	0.000	0.000	0.000	7254.698	88609.547	65279.766
12-2023	262.929	855.563	3534.093	0.000	0.000	0.000	0.000	6720.123	95329.664	68271.766
12-2024	245.057	797.378	3312.114	0.000	0.000	0.000	0.000	6245.105	101574.766	70799.414

12-2025	229.116	745.474	3114.179	0.000	0.000	0.000	0.000	5821.332	107396.094	72941.320
12-2026	214.441	697.688	2932.445	0.000	0.000	0.000	0.000	5430.754	112826.852	74757.859
12-2027	200.776	653.189	2763.644	0.000	0.000	0.000	0.000	5066.602	117893.445	76298.531
12-2028	188.048	611.746	2606.661	0.000	0.000	0.000	0.000	4727.214	122620.664	77605.312
12-2029	176.147	572.995	2460.081	0.000	0.000	0.000	0.000	4409.655	127030.320	78713.492

S TOT	5301.478	17252.404	71874.859	1963.113	5889.338	7852.451	0.000	127030.320	127030.320	78713.492

AFTER	2329.504	7581.303	38111.953	0.000	0.000	0.000	0.000	52738.723	179769.031	84794.023

TOTAL	7630.982	24833.705	109986.805	1963.113	5889.338	7852.451	0.000	179769.047	179769.031	84794.023

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	42.0	LIFE, YRS.	50.92	8.00	94356.133
GROSS ULT., MB & MMF	98.244	304265.062	DISCOUNT %	10.00	9.00	89290.320
GROSS CUM., MB & MMF	27.851	49036.395	UNDISCOUNTED PAYOUT, YRS.	0.05	10.00	84794.039
GROSS RES., MB & MMF	70.393	255228.672	DISCOUNTED PAYOUT, YRS.	0.05	11.00	80776.156
NET RES., MB & MMF	17.374	76933.125	RATE-OF-RETURN, PCT.	200.00	12.00	77163.711
NET REVENUE, M$	1244.198	275853.938	DISCOUNTED NET/INVEST.	12.79	15.00	68220.023
INITIAL N.I., PCT.	26.385	31.262	INITIAL W.I., PCT.	38.639	20.00	57561.664
FINAL N.I., PCT.	39.250	39.250	FINAL W.I., PCT.	50.000	40.00	36807.883
					100.00	19738.488
					200.00	12705.331

WRIGHT & COMPANY, INC.

BRENTWOOD, TENNESSEE

RON SUMMERS / SENIOR PETROLEUM CONSULTANT

STEPHANIE MATLOCK / TECHNICAL ANALYST

TOTAL PROVED DEVELOPED		DATE	: 04/08/2015
PDP & PDNP		TIME	: 09:16:29
TO THE INTERESTS OF		SETUP	: SETDATA
TRANS ENERGY, INC.		SCENARIO	: WRIYE14

R E S E R V E S A N D E C O N O M I C S
PURSUANT TO SEC		JOB 14.1670
EFFECTIVE DATE: 01/2015

							PRICES
END	GROSS PRODUCTION			NET PRODUCTION			OIL	GAS	NGL	TOTAL REVENUE, M$
MO-YEAR	OIL, MBBL	GAS, MMCF	NGL, MBBL	OIL, MBBL	GAS, MMCF	NGL, MBBL	$/B	$/M	$/B
12-2015	11.257	22544.287	449.390	2.970	6274.582	133.920	71.61	3.637	41.74	28624.584
12-2016	7.923	19687.939	329.246	2.055	6014.410	97.828	71.61	3.588	41.74	25808.480
12-2017	5.949	14432.984	264.025	1.510	4305.947	78.727	71.61	3.603	41.74	18909.531
12-2018	4.819	12015.365	225.855	1.208	3565.029	67.512	71.61	3.608	41.74	15766.686
12-2019	4.057	10466.260	199.727	1.008	3097.502	59.810	71.61	3.610	41.74	13751.790

12-2020	3.498	9356.580	180.339	0.862	2764.989	54.078	71.61	3.612	41.74	12306.041
12-2021	3.066	8510.030	165.205	0.750	2512.365	49.593	71.61	3.613	41.74	11201.156
12-2022	2.720	7835.603	152.941	0.664	2318.400	46.205	71.61	3.614	41.74	10355.153
12-2023	2.436	7276.574	142.655	0.592	2153.320	43.178	71.61	3.615	41.74	9628.350
12-2024	2.197	6792.790	133.734	0.530	2009.150	40.498	71.61	3.615	41.74	8991.993

12-2025	1.989	6355.781	125.663	0.477	1879.012	38.067	71.61	3.616	41.74	8417.031
12-2026	1.807	5952.963	118.247	0.430	1758.920	35.827	71.61	3.616	41.74	7886.774
12-2027	1.645	5578.058	111.341	0.389	1647.056	33.738	71.61	3.617	41.74	7392.854
12-2028	1.498	5227.456	104.856	0.351	1543.042	31.775	71.61	3.617	41.74	6932.708
12-2029	1.365	4899.404	98.759	0.318	1445.755	29.929	71.61	3.618	41.74	6501.984

S TOT	56.226	146932.078	2801.984	14.116	43289.480	840.685	71.61	3.612	41.74	192475.109

AFTER	14.168	65297.766	1401.701	3.258	19199.521	428.522	71.61	3.623	41.74	87685.523

TOTAL	70.393	212229.844	4203.685	17.374	62489.000	1269.207	71.61	3.616	41.74	280160.625

	OPERATIONS, M$			CAPITAL COSTS, M$					CUM. CASH FLOW BTAX, M$	10.0% CUM. DISC BTAX, M$
END	ADVALOREM	SEVERANCE	NET OPER	TANGIBLE	INTANG.	TOTAL	ABANDON &	CASH FLOW
MO-YEAR	TAXES	TAXES	EXPENSES	INVEST.	INVEST.	INVEST.	SALVAGE	BTAX, M$
12-2015	661.762	2154.091	10081.530	192.930	578.791	771.722	0.000	14955.479	14955.479	14279.322
12-2016	596.671	1941.655	8061.529	363.389	1090.168	1453.557	0.000	13755.068	28710.549	26195.551
12-2017	437.196	1421.695	5975.021	0.000	0.000	0.000	0.000	11075.621	39786.168	34941.398
12-2018	364.541	1185.036	5006.449	0.000	0.000	0.000	0.000	9210.662	48996.832	41550.160
12-2019	317.960	1033.390	4393.126	0.000	0.000	0.000	0.000	8007.315	57004.148	46771.859

12-2020	284.535	924.622	3939.951	0.000	0.000	0.000	0.000	7156.933	64161.078	51014.039
12-2021	258.991	841.525	3587.757	0.000	0.000	0.000	0.000	6512.885	70673.969	54523.121
12-2022	239.418	778.448	3319.481	0.000	0.000	0.000	0.000	6017.806	76691.773	57470.355
12-2023	222.612	723.891	3095.449	0.000	0.000	0.000	0.000	5586.399	82278.180	59957.535
12-2024	207.899	676.024	2905.943	0.000	0.000	0.000	0.000	5202.126	87480.305	62063.023

12-2025	194.607	632.770	2735.177	0.000	0.000	0.000	0.000	4854.478	92334.781	63849.172
12-2026	182.348	592.874	2578.131	0.000	0.000	0.000	0.000	4533.422	96868.211	65365.547
12-2027	170.929	555.711	2432.215	0.000	0.000	0.000	0.000	4234.000	101102.211	66653.023
12-2028	160.290	521.092	2296.459	0.000	0.000	0.000	0.000	3954.867	105057.070	67746.289
12-2029	150.332	488.687	2169.582	0.000	0.000	0.000	0.000	3693.384	108750.453	68674.461

S TOT	4450.090	14471.510	62577.797	556.320	1668.959	2225.279	0.000	108750.453	108750.453	68674.461

AFTER	2027.279	6594.349	34178.852	0.000	0.000	0.000	0.000	44885.035	153635.438	73807.211

TOTAL	6477.369	21065.857	96756.648	556.320	1668.959	2225.279	0.000	153635.484	153635.438	73807.211

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	38.0	LIFE, YRS.	50.92	8.00	81785.539
GROSS ULT., MB & MMF	98.244	261266.266	DISCOUNT %	10.00	9.00	77557.188
GROSS CUM., MB & MMF	27.851	49036.395	UNDISCOUNTED PAYOUT, YRS.	0.05	10.00	73807.227
GROSS RES., MB & MMF	70.393	212229.875	DISCOUNTED PAYOUT, YRS.	0.05	11.00	70458.531
NET RES., MB & MMF	17.374	62489.000	RATE-OF-RETURN, PCT.	200.00	12.00	67449.445
NET REVENUE, M$	1244.198	225941.484	DISCOUNTED NET/INVEST.	36.53	15.00	60005.504
INITIAL N.I., PCT.	26.385	31.262	INITIAL W.I., PCT.	38.810	20.00	51141.004
FINAL N.I., PCT.	39.250	39.250	FINAL W.I., PCT.	50.000	40.00	33839.320
					100.00	19289.910
					200.00	12938.974

WRIGHT & COMPANY, INC.

BRENTWOOD, TENNESSEE

RON SUMMERS / SENIOR PETROLEUM CONSULTANT

STEPHANIE MATLOCK / TECHNICAL ANALYST

PROVED DEVELOPED PRODUCING		DATE	: 04/08/2015
PDP		TIME	: 09:06:51
TO THE INTERESTS OF		SETUP	: SETDATA
TRANS ENERGY, INC.		SCENARIO	: WRIYE14
R E S E R V E S A N D E C O N O M I C S
PURSUANT TO SEC		JOB 14.1670
EFFECTIVE DATE: 01/2015

							PRICES
END	GROSS PRODUCTION			NET PRODUCTION			OIL	GAS	NGL	TOTAL REVENUE, M$
MO-YEAR	OIL, MBBL	GAS, MMCF	NGL, MBBL	OIL, MBBL	GAS, MMCF	NGL, MBBL	$/B	$/M	$/B
12-2015	5.949	17465.785	315.505	1.254	4949.947	92.517	71.61	3.624	41.74	21891.062
12-2016	4.383	12082.737	229.559	0.907	3481.801	68.329	71.61	3.625	41.74	15538.039
12-2017	3.541	9836.548	191.188	0.729	2843.076	57.224	71.61	3.627	41.74	12751.628
12-2018	2.986	8458.966	166.718	0.613	2447.893	50.067	71.61	3.628	41.74	11014.531
12-2019	2.584	7497.901	149.195	0.529	2171.177	44.908	71.61	3.629	41.74	9791.251

12-2020	2.276	6777.880	135.818	0.464	1963.451	40.951	71.61	3.630	41.74	8868.964
12-2021	2.030	6212.762	125.167	0.413	1800.206	37.788	71.61	3.630	41.74	8141.670
12-2022	1.828	5753.146	116.400	0.374	1674.071	35.432	71.61	3.631	41.74	7583.621
12-2023	1.659	5364.562	108.932	0.338	1562.582	33.235	71.61	3.631	41.74	7085.147
12-2024	1.514	5020.856	102.362	0.307	1462.262	31.249	71.61	3.631	41.74	6636.261

12-2025	1.387	4706.187	96.389	0.280	1370.160	29.438	71.61	3.632	41.74	6224.833
12-2026	1.274	4415.484	90.892	0.256	1284.940	27.768	71.61	3.632	41.74	5844.485
12-2027	1.173	4144.455	85.758	0.234	1205.454	26.206	71.61	3.633	41.74	5489.590
12-2028	1.079	3890.536	80.923	0.214	1131.019	24.735	71.61	3.633	41.74	5156.891
12-2029	0.993	3652.582	76.368	0.196	1061.296	23.349	71.61	3.634	41.74	4844.915

S TOT	34.659	105280.391	2071.175	7.109	30409.330	623.196	71.61	3.629	41.74	136862.891

AFTER	11.065	49978.098	1114.556	2.228	14527.667	345.088	71.61	3.638	41.74	67421.844

TOTAL	45.723	155258.500	3185.730	9.337	44936.996	968.283	71.61	3.632	41.74	204284.734

	OPERATIONS, M$			CAPITAL COSTS, M$					CUM. CASH FLOW BTAX, M$	10.0% CUM. DISC BTAX, M$
END	ADVALOREM	SEVERANCE	NET OPER	TANGIBLE	INTANG.	TOTAL	ABANDON &	CASH FLOW
MO-YEAR	TAXES	TAXES	EXPENSES	INVEST.	INVEST.	INVEST.	SALVAGE	BTAX, M$
12-2015	505.806	1658.824	7234.517	0.000	0.000	0.000	0.000	12491.915	12491.915	11953.160
12-2016	359.105	1173.844	4778.833	0.000	0.000	0.000	0.000	9226.257	21718.172	19968.369
12-2017	294.735	962.242	3927.240	0.000	0.000	0.000	0.000	7567.412	29285.584	25941.572
12-2018	254.598	830.620	3407.869	0.000	0.000	0.000	0.000	6521.446	35807.031	30619.873
12-2019	226.330	738.059	3044.529	0.000	0.000	0.000	0.000	5782.334	41589.367	34390.188

12-2020	205.016	668.341	2760.990	0.000	0.000	0.000	0.000	5234.618	46823.984	37492.691
12-2021	188.207	613.402	2529.606	0.000	0.000	0.000	0.000	4810.456	51634.441	40084.367
12-2022	175.296	571.794	2361.549	0.000	0.000	0.000	0.000	4474.982	56109.426	42275.902
12-2023	163.772	534.258	2217.875	0.000	0.000	0.000	0.000	4169.243	60278.668	44132.086
12-2024	153.397	500.365	2088.857	0.000	0.000	0.000	0.000	3893.640	64172.309	45707.953

12-2025	143.888	469.295	1971.150	0.000	0.000	0.000	0.000	3640.500	67812.805	47047.410
12-2026	135.098	440.568	1862.657	0.000	0.000	0.000	0.000	3406.162	71218.969	48186.715
12-2027	126.896	413.763	1761.640	0.000	0.000	0.000	0.000	3187.292	74406.258	49155.895
12-2028	119.206	388.638	1667.087	0.000	0.000	0.000	0.000	2981.960	77388.219	49980.207
12-2029	111.996	365.081	1578.532	0.000	0.000	0.000	0.000	2789.305	80177.523	50681.168

S TOT	3163.345	10329.093	43192.930	0.000	0.000	0.000	0.000	80177.523	80177.523	50681.168

AFTER	1558.502	5081.757	25836.293	0.000	0.000	0.000	0.000	34945.293	115122.805	54614.707

TOTAL	4721.847	15410.850	69029.219	0.000	0.000	0.000	0.000	115122.812	115122.805	54614.707

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	27.0	LIFE, YRS.	50.00	8.00	60552.535
GROSS ULT., MB & MMF	64.633	199251.719	DISCOUNT %	10.00	9.00	57401.809
GROSS CUM., MB & MMF	18.910	43993.215	UNDISCOUNTED PAYOUT, YRS.	0.00	10.00	54614.723
GROSS RES., MB & MMF	45.723	155258.500	DISCOUNTED PAYOUT, YRS.	0.00	11.00	52131.797
NET RES., MB & MMF	9.337	44936.992	RATE-OF-RETURN, PCT.	200.00	12.00	49905.629
NET REVENUE, M$	668.663	163201.297	DISCOUNTED NET/INVEST.	0.00	15.00	44419.773
INITIAL N.I., PCT.	21.073	31.623	INITIAL W.I., PCT.	38.092	20.00	37930.023
FINAL N.I., PCT.	17.289	33.199	FINAL W.I., PCT.	41.141	40.00	25418.883
					100.00	15047.013
					200.00	10494.641

WRIGHT & COMPANY, INC.

BRENTWOOD, TENNESSEE

RON SUMMERS / SENIOR PETROLEUM CONSULTANT

STEPHANIE MATLOCK / TECHNICAL ANALYST

PROVED DEVELOPED NONPRODUCING		DATE	: 04/08/2015
PDNP		TIME	: 09:06:55
TO THE INTERESTS OF		SETUP	: SETDATA
TRANS ENERGY, INC.		SCENARIO	: WRIYE14

R E S E R V E S A N D E C O N O M I C S
PURSUANT TO SEC		JOB 14.1670
EFFECTIVE DATE: 01/2015

							PRICES
END	GROSS PRODUCTION			NET PRODUCTION			OIL $/B	GAS $/M	NGL $/B	TOTAL REVENUE, M$
MO-YEAR	OIL, MBBL	GAS, MMCF	NGL, MBBL	OIL, MBBL	GAS, MMCF	NGL, MBBL
12-2015	5.308	5078.501	133.885	1.717	1324.635	41.403	71.61	3.686	41.74	6733.522
12-2016	3.540	7605.202	99.687	1.147	2532.608	29.499	71.61	3.537	41.74	10270.441
12-2017	2.407	4596.436	72.837	0.781	1462.871	21.502	71.61	3.558	41.74	6157.905
12-2018	1.833	3556.399	59.137	0.596	1117.136	17.445	71.61	3.564	41.74	4752.155
12-2019	1.473	2968.358	50.532	0.479	926.326	14.902	71.61	3.567	41.74	3960.539

12-2020	1.222	2578.700	44.521	0.398	801.538	13.128	71.61	3.569	41.74	3437.077
12-2021	1.036	2297.268	40.038	0.338	712.159	11.805	71.61	3.570	41.74	3059.487
12-2022	0.892	2082.457	36.541	0.291	644.330	10.774	71.61	3.571	41.74	2771.532
12-2023	0.777	1912.012	33.722	0.254	590.738	9.943	71.61	3.572	41.74	2543.203
12-2024	0.683	1771.934	31.372	0.223	546.888	9.249	71.61	3.572	41.74	2355.732

12-2025	0.603	1649.594	29.274	0.197	508.852	8.629	71.61	3.573	41.74	2192.198
12-2026	0.533	1537.479	27.354	0.174	473.979	8.059	71.61	3.573	41.74	2042.289
12-2027	0.472	1433.603	25.583	0.155	441.601	7.532	71.61	3.573	41.74	1903.264
12-2028	0.419	1336.920	23.933	0.137	412.024	7.039	71.61	3.573	41.74	1775.817
12-2029	0.372	1246.822	22.391	0.122	384.458	6.580	71.61	3.573	41.74	1657.070

S TOT	21.567	41651.691	730.810	7.007	12880.144	217.490	71.61	3.574	41.74	55612.230

AFTER	3.103	15319.648	287.145	1.030	4671.853	83.434	71.61	3.576	41.74	20263.672

TOTAL	24.670	56971.340	1017.955	8.037	17551.996	300.924	71.61	3.575	41.74	75875.906

	OPERATIONS, M$			CAPITAL COSTS, M$					CUM. CASH FLOW BTAX, M$	10.0% CUM. DISC BTAX, M$
END MO-YEAR	ADVALOREM TAXES	SEVERANCE TAXES	NET OPER EXPENSES	TANGIBLE INVEST.	INTANG. INVEST.	TOTAL INVEST.	ABANDON & SALVAGE	CASH FLOW BTAX, M$
12-2015	155.956	495.267	2847.013	192.930	578.791	771.722	0.000	2463.564	2463.564	2326.162
12-2016	237.566	767.811	3282.696	363.389	1090.168	1453.557	0.000	4528.811	6992.374	6227.180
12-2017	142.461	459.453	2047.781	0.000	0.000	0.000	0.000	3508.209	10500.584	8999.829
12-2018	109.943	354.416	1598.579	0.000	0.000	0.000	0.000	2689.217	13189.800	10930.289
12-2019	91.630	295.330	1348.597	0.000	0.000	0.000	0.000	2224.980	15414.780	12381.674

12-2020	79.520	256.281	1178.961	0.000	0.000	0.000	0.000	1922.314	17337.094	13521.350
12-2021	70.784	228.123	1058.151	0.000	0.000	0.000	0.000	1702.429	19039.521	14438.754
12-2022	64.122	206.654	957.933	0.000	0.000	0.000	0.000	1542.823	20582.346	15194.452
12-2023	58.839	189.633	877.574	0.000	0.000	0.000	0.000	1417.157	21999.502	15825.454
12-2024	54.502	175.660	817.085	0.000	0.000	0.000	0.000	1308.486	23307.988	16355.073

12-2025	50.718	163.475	764.028	0.000	0.000	0.000	0.000	1213.977	24521.967	16801.762
12-2026	47.250	152.306	715.473	0.000	0.000	0.000	0.000	1127.260	25649.227	17178.834
12-2027	44.033	141.948	670.574	0.000	0.000	0.000	0.000	1046.709	26695.934	17497.133
12-2028	41.084	132.453	629.373	0.000	0.000	0.000	0.000	972.907	27668.842	17766.084
12-2029	38.337	123.606	591.050	0.000	0.000	0.000	0.000	904.078	28572.920	17993.297

S TOT	1286.745	4142.416	19384.865	556.320	1668.959	2225.279	0.000	28572.920	28572.920	17993.297

AFTER	468.777	1512.592	8342.563	0.000	0.000	0.000	0.000	9939.738	38512.664	19192.494

TOTAL	1755.522	5655.008	27727.430	556.320	1668.959	2225.279	0.000	38512.656	38512.664	19192.494

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	11.0	LIFE, YRS.	50.92	8.00	21233.000
GROSS ULT., MB & MMF	33.611	62014.520	DISCOUNT %	10.00	9.00	20155.371
GROSS CUM., MB & MMF	8.941	5043.181	UNDISCOUNTED PAYOUT, YRS.	0.24	10.00	19192.502
GROSS RES., MB & MMF	24.670	56971.340	DISCOUNTED PAYOUT, YRS.	0.25	11.00	18326.736
NET RES., MB & MMF	8.037	17552.000	RATE-OF-RETURN, PCT.	200.00	12.00	17543.818
NET REVENUE, M$	575.535	62740.223	DISCOUNTED NET/INVEST.	10.24	15.00	15585.731
INITIAL N.I., PCT.	32.339	29.981	INITIAL W.I., PCT.	39.580	20.00	13210.980
FINAL N.I., PCT.	39.250	39.250	FINAL W.I., PCT.	50.000	40.00	8420.437
					100.00	4242.896
					200.00	2444.333

WRIGHT & COMPANY, INC.

BRENTWOOD, TENNESSEE

RON SUMMERS / SENIOR PETROLEUM CONSULTANT

STEPHANIE MATLOCK / TECHNICAL ANALYST

PROVED UNDEVELOPED		DATE	: 04/08/2015
PUD		TIME	: 09:06:56
TO THE INTERESTS OF		SETUP	: SETDATA
TRANS ENERGY, INC.		SCENARIO	: WRIYE14

R E S E R V E S A N D E C O N O M I C S
PURSUANT TO SEC		JOB 14.1670
EFFECTIVE DATE: 01/2015

							PRICES
END	GROSS PRODUCTION			NET PRODUCTION			OIL	GAS	NGL	TOTAL REVENUE, M$
MO-YEAR	OIL, MBBL	GAS, MMCF	NGL, MBBL	OIL, MBBL	GAS, MMCF	NGL, MBBL	$/B	$/M	$/B
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.00	0.000	0.00	0.000
12-2016	0.000	8347.074	0.000	0.000	2702.200	0.000	0.00	3.456	0.00	9337.587
12-2017	0.000	4141.930	0.000	0.000	1388.755	0.000	0.00	3.456	0.00	4798.914
12-2018	0.000	3010.312	0.000	0.000	1021.491	0.000	0.00	3.456	0.00	3529.814
12-2019	0.000	2432.020	0.000	0.000	825.259	0.000	0.00	3.456	0.00	2851.723

12-2020	0.000	2070.524	0.000	0.000	702.592	0.000	0.00	3.456	0.00	2427.843
12-2021	0.000	1819.275	0.000	0.000	617.336	0.000	0.00	3.456	0.00	2133.235
12-2022	0.000	1632.678	0.000	0.000	554.018	0.000	0.00	3.456	0.00	1914.436
12-2023	0.000	1487.630	0.000	0.000	504.799	0.000	0.00	3.456	0.00	1744.357
12-2024	0.000	1371.053	0.000	0.000	465.240	0.000	0.00	3.456	0.00	1607.661

12-2025	0.000	1273.326	0.000	0.000	432.079	0.000	0.00	3.456	0.00	1493.069
12-2026	0.000	1184.194	0.000	0.000	401.833	0.000	0.00	3.456	0.00	1388.554
12-2027	0.000	1101.300	0.000	0.000	373.705	0.000	0.00	3.456	0.00	1291.356
12-2028	0.000	1024.209	0.000	0.000	347.546	0.000	0.00	3.456	0.00	1200.961
12-2029	0.000	952.515	0.000	0.000	323.217	0.000	0.00	3.456	0.00	1116.894

S TOT	0.000	31848.039	0.000	0.000	10660.071	0.000	0.00	3.456	0.00	36836.398

AFTER	0.000	11150.826	0.000	0.000	3784.050	0.000	0.00	3.456	0.00	13075.977

TOTAL	0.000	42998.863	0.000	0.000	14444.121	0.000	0.00	3.456	0.00	49912.375

	OPERATIONS, M$			CAPITAL COSTS, M$					CUM. CASH FLOW BTAX, M$	10.0% CUM. DISC BTAX, M$
END	ADVALOREM	SEVERANCE	NET OPER	TANGIBLE	INTANG.	TOTAL	ABANDON &	CASH FLOW
MO-YEAR	TAXES	TAXES	EXPENSES	INVEST.	INVEST.	INVEST.	SALVAGE	BTAX, M$
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	215.817	704.904	2352.012	1406.793	4220.379	5627.172	0.000	437.682	437.682	188.652
12-2017	110.910	362.495	1204.328	0.000	0.000	0.000	0.000	3121.180	3558.862	2656.343
12-2018	81.584	266.447	876.360	0.000	0.000	0.000	0.000	2305.423	5864.284	4311.741
12-2019	65.912	215.261	713.002	0.000	0.000	0.000	0.000	1857.549	7721.833	5523.640

12-2020	56.114	183.265	611.361	0.000	0.000	0.000	0.000	1577.102	9298.935	6458.744
12-2021	49.305	161.026	540.949	0.000	0.000	0.000	0.000	1381.954	10680.889	7203.502
12-2022	44.248	144.511	488.785	0.000	0.000	0.000	0.000	1236.892	11917.782	7809.401
12-2023	40.317	131.672	438.644	0.000	0.000	0.000	0.000	1133.724	13051.506	8314.221
12-2024	37.158	121.354	406.171	0.000	0.000	0.000	0.000	1042.979	14094.485	8736.380

12-2025	34.509	112.704	379.002	0.000	0.000	0.000	0.000	966.854	15061.339	9092.139
12-2026	32.093	104.815	354.314	0.000	0.000	0.000	0.000	897.333	15958.672	9392.302
12-2027	29.847	97.478	331.430	0.000	0.000	0.000	0.000	832.602	16791.273	9645.493
12-2028	27.758	90.654	310.202	0.000	0.000	0.000	0.000	772.348	17563.621	9859.010
12-2029	25.815	84.308	290.499	0.000	0.000	0.000	0.000	716.271	18279.895	10039.024

S TOT	851.388	2780.893	9297.059	1406.793	4220.379	5627.172	0.000	18279.895	18279.895	10039.024

AFTER	302.225	986.954	3933.100	0.000	0.000	0.000	0.000	7853.694	26133.590	10986.816

TOTAL	1153.613	3767.847	13230.159	1406.793	4220.379	5627.172	0.000	26133.588	26133.590	10986.816

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	4.0	LIFE, YRS.	44.92	8.00	12570.597
GROSS ULT., MB & MMF	0.000	42998.859	DISCOUNT %	10.00	9.00	11733.135
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	1.93	10.00	10986.816
GROSS RES., MB & MMF	0.000	42998.859	DISCOUNTED PAYOUT, YRS.	1.96	11.00	10317.633
NET RES., MB & MMF	0.000	14444.123	RATE-OF-RETURN, PCT.	145.46	12.00	9714.266
NET REVENUE, M$	0.000	49912.363	DISCOUNTED NET/INVEST.	3.15	15.00	8214.518
INITIAL N.I., PCT.	0.000	32.373	INITIAL W.I., PCT.	38.043	20.00	6420.660
FINAL N.I., PCT.	0.000	34.034	FINAL W.I., PCT.	40.232	40.00	2968.564
					100.00	448.578
					200.00	-233.643

WRIGHT & COMPANY, INC.

BRENTWOOD, TENNESSEE

RON SUMMERS / SENIOR PETROLEUM CONSULTANT

STEPHANIE MATLOCK / TECHNICAL ANALYST

UNPROVED PROBABLE		DATE	: 04/08/2015
PROB		TIME	: 09:06:56
TO THE INTERESTS OF		SETUP	: SETDATA
TRANS ENERGY, INC.		SCENARIO	: WRIYE14

R E S E R V E S A N D E C O N O M I C S
PURSUANT TO SEC		JOB 14.1670
EFFECTIVE DATE: 01/2015

							PRICES
END	GROSS PRODUCTION			NET PRODUCTION			OIL	GAS	NGL	TOTAL REVENUE, M$
MO-YEAR	OIL, MBBL	GAS, MMCF	NGL, MBBL	OIL, MBBL	GAS, MMCF	NGL, MBBL	$/B	$/M	$/B
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.00	0.000	0.00	0.000
12-2016	0.000	2329.002	0.000	0.000	623.861	0.000	0.00	3.456	0.00	2155.783
12-2017	0.000	1155.682	0.000	0.000	327.731	0.000	0.00	3.456	0.00	1132.492
12-2018	0.000	839.938	0.000	0.000	238.192	0.000	0.00	3.456	0.00	823.084
12-2019	0.000	678.583	0.000	0.000	192.434	0.000	0.00	3.456	0.00	664.966

12-2020	0.000	577.718	0.000	0.000	163.831	0.000	0.00	3.456	0.00	566.126
12-2021	0.000	507.615	0.000	0.000	143.951	0.000	0.00	3.456	0.00	497.429
12-2022	0.000	455.550	0.000	0.000	129.186	0.000	0.00	3.456	0.00	446.409
12-2023	0.000	415.079	0.000	0.000	117.709	0.000	0.00	3.456	0.00	406.750
12-2024	0.000	382.552	0.000	0.000	108.485	0.000	0.00	3.456	0.00	374.875

12-2025	0.000	355.284	0.000	0.000	100.752	0.000	0.00	3.456	0.00	348.155
12-2026	0.000	330.414	0.000	0.000	93.700	0.000	0.00	3.456	0.00	323.784
12-2027	0.000	307.285	0.000	0.000	87.141	0.000	0.00	3.456	0.00	301.119
12-2028	0.000	285.775	0.000	0.000	81.041	0.000	0.00	3.456	0.00	280.041
12-2029	0.000	265.771	0.000	0.000	75.368	0.000	0.00	3.456	0.00	260.438

S TOT	0.000	8886.248	0.000	0.000	2483.383	0.000	0.00	3.456	0.00	8581.452

AFTER	0.000	3113.348	0.000	0.000	882.892	0.000	0.00	3.456	0.00	3050.877

TOTAL	0.000	11999.596	0.000	0.000	3366.274	0.000	0.00	3.456	0.00	11632.329

	OPERATIONS, M$			CAPITAL COSTS, M$					CUM. CASH FLOW BTAX, M$	10.0% CUM. DISC BTAX, M$
END	ADVALOREM	SEVERANCE	NET OPER	TANGIBLE	INTANG.	TOTAL	ABANDON &	CASH FLOW
MO-YEAR	TAXES	TAXES	EXPENSES	INVEST.	INVEST.	INVEST.	SALVAGE	BTAX, M$
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	49.937	158.320	523.274	589.969	1769.907	2359.876	0.000	-935.624	-935.624	-900.814
12-2017	26.233	83.170	273.797	0.000	0.000	0.000	0.000	749.292	-186.332	-308.267
12-2018	19.066	60.447	197.207	0.000	0.000	0.000	0.000	546.364	360.033	84.046
12-2019	15.403	48.835	160.337	0.000	0.000	0.000	0.000	440.391	800.424	371.365

12-2020	13.114	41.576	137.386	0.000	0.000	0.000	0.000	374.050	1174.474	593.148
12-2021	11.522	36.531	121.481	0.000	0.000	0.000	0.000	327.894	1502.368	769.855
12-2022	10.341	32.784	109.696	0.000	0.000	0.000	0.000	293.589	1795.957	913.671
12-2023	9.422	29.872	98.586	0.000	0.000	0.000	0.000	268.871	2064.828	1033.392
12-2024	8.684	27.531	91.246	0.000	0.000	0.000	0.000	247.415	2312.242	1133.536

12-2025	8.065	25.568	85.104	0.000	0.000	0.000	0.000	229.417	2541.660	1217.952
12-2026	7.500	23.779	79.521	0.000	0.000	0.000	0.000	212.984	2754.644	1289.196
12-2027	6.975	22.114	74.344	0.000	0.000	0.000	0.000	197.685	2952.329	1349.311
12-2028	6.487	20.566	69.541	0.000	0.000	0.000	0.000	183.447	3135.776	1400.025
12-2029	6.033	19.126	65.082	0.000	0.000	0.000	0.000	170.197	3305.973	1442.799

S TOT	198.781	630.219	2086.603	589.969	1769.907	2359.876	0.000	3305.973	3305.973	1442.799

AFTER	70.671	224.055	870.884	0.000	0.000	0.000	0.000	1885.267	5191.239	1669.051

TOTAL	269.451	854.275	2957.487	589.969	1769.907	2359.876	0.000	5191.239	5191.239	1669.051

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	0.0	1.0	LIFE, YRS.	44.42	8.00	2028.582
GROSS ULT., MB & MMF	0.000	11999.596	DISCOUNT %	10.00	9.00	1838.021
GROSS CUM., MB & MMF	0.000	0.000	UNDISCOUNTED PAYOUT, YRS.	3.34	10.00	1669.051
GROSS RES., MB & MMF	0.000	11999.596	DISCOUNTED PAYOUT, YRS.	3.79	11.00	1518.321
NET RES., MB & MMF	0.000	3366.274	RATE-OF-RETURN, PCT.	38.76	12.00	1383.127
NET REVENUE, M$	0.000	11632.330	DISCOUNTED NET/INVEST.	1.78	15.00	1050.597
INITIAL N.I., PCT.	0.000	26.787	INITIAL W.I., PCT.	29.495	20.00	661.645
FINAL N.I., PCT.	0.000	28.358	FINAL W.I., PCT.	32.745	40.00	-35.805
					100.00	-413.308
					200.00	-402.709

WRIGHT & COMPANY, INC.

BRENTWOOD, TENNESSEE

RON SUMMERS / SENIOR PETROLEUM CONSULTANT

STEPHANIE MATLOCK / TECHNICAL ANALYST

ONE-LINE REPORT

TO THE INTERESTS OF

TRANS ENERGY, INC.

PURSUANT TO SEC

JOB 14.1670

R E S E R V E S  AND  E C O N O M I C S

EFFECTIVE DATE: 01/2015

		Gross			Net			Net	Net	Net	Net	Net	Cash Flow	10 PCT.
Reserves		Oil	Gas	NGL	Oil	Gas	NGL	Revenue	Adval. Tax	Sev. Tax	Oper Exp.	Invest.	BTAX	Cum. Disc.
Category	Lease	(MBBL)	(MMcf)	(MBBL)	(MBBL)	(MMcf)	(MBBL)	M$	M$	M$	M$	M$	M$	M$
1PDP	Anderson 5H	0.000	6,929.439	103.942	0.000	1,771.977	30.551	7,806.535	180.711	578.098	3,341.536	0.000	3,706.191	1,862.842
1PDP	Anderson 7H	0.000	5,521.011	82.815	0.000	1,411.818	24.342	6,219.835	143.981	460.598	2,727.013	0.000	2,888.243	1,421.839
1PDP	Anderson 8H	0.000	12,467.962	187.019	0.000	2,751.484	47.439	12,121.801	279.548	939.869	5,181.403	0.000	5,720.982	3,167.028
1PDP	Anderson 9H	0.000	11,991.951	179.879	0.000	2,646.436	45.628	11,659.009	268.876	903.986	4,994.112	0.000	5,492.035	3,045.500
1PDP	Beaty 1H	0.000	8,730.695	0.000	0.000	3,458.834	0.000	11,952.172	274.819	959.405	2,195.219	0.000	8,522.731	4,385.392
1PDP	Beaty 2H	0.000	6,326.922	0.000	0.000	2,506.533	0.000	8,661.451	199.155	695.258	1,780.742	0.000	5,986.297	3,105.347
1PDP	Dewhurst 110H	0.000	7,000.327	147.007	0.000	1,826.280	44.083	8,571.468	198.101	647.442	3,605.047	0.000	4,120.877	1,999.709
1PDP	Dewhurst 111H	0.000	6,281.121	131.904	0.000	1,638.650	39.554	7,690.845	177.748	580.924	3,191.341	0.000	3,740.831	1,835.779
1PDP	Doman 1H	1.615	5,668.890	170.067	0.646	1,972.774	68.027	10,157.088	235.159	750.719	3,564.536	0.000	5,606.674	2,438.720
1PDP	Doman 2H	0.983	4,323.731	112.417	0.393	1,504.658	44.967	7,451.072	172.425	554.091	2,846.887	0.000	3,877.669	1,712.019
1PDP	Freeland 1H	0.000	6,673.520	0.000	0.000	2,797.464	0.000	9,666.778	223.336	733.345	1,839.823	0.000	6,870.275	3,465.412
1PDP	Freeland 2H	0.000	7,035.648	0.000	0.000	2,949.265	0.000	10,191.330	235.455	773.139	1,908.265	0.000	7,274.472	3,662.378
1PDP	Goshorn Ridge 1H	12.252	4,285.493	179.991	0.432	142.992	6.903	846.141	19.268	75.427	349.193	0.000	402.253	163.668
1PDP	Goshorn Ridge 2H	9.546	4,789.693	143.691	0.437	208.132	7.177	1,098.038	24.963	99.514	497.627	0.000	475.934	168.370
1PDP	Goshorn Ridge 3H	3.875	1,941.195	69.883	1.550	675.536	27.953	3,767.684	87.313	275.168	1,551.042	0.000	1,854.161	905.266
1PDP	Goshorn Ridge 4H	2.946	6,514.651	234.527	1.178	2,267.098	93.811	12,356.259	286.270	905.458	4,009.310	0.000	7,155.222	3,186.662
1PDP	Groves 1H	2.437	5,605.724	224.229	0.962	1,925.870	88.546	10,863.302	251.524	802.351	3,490.738	0.000	6,318.688	2,588.231
1PDP	Hart 20 1V	0.000	279.893	4.478	0.000	107.143	1.970	477.165	11.108	32.834	326.937	0.000	106.286	69.105
1PDP	Hart 28H	0.000	1,837.681	33.078	0.000	671.489	13.893	3,320.107	77.123	235.197	1,428.574	0.000	1,579.213	823.161
1PDP	Keaton 1H	1.282	5,712.427	217.072	0.500	1,937.769	84.638	10,710.943	248.087	787.444	3,472.317	0.000	6,203.094	2,549.937
1PDP	Martinez 1H	0.792	7,280.630	182.016	0.278	2,219.235	63.771	10,861.527	251.500	801.508	3,836.342	0.000	5,972.176	2,665.399
1PDP	Stout 2H	0.179	5,376.398	134.410	0.068	1,788.540	51.395	8,742.467	202.075	659.476	2,780.796	0.000	5,100.120	2,097.514
1PDP	Whipkey 1H	1.941	3,705.814	125.998	0.739	1,227.341	47.965	6,578.803	152.443	481.088	2,123.198	0.000	3,822.072	1,541.203
1PDP	Whipkey 2H	0.547	5,397.723	161.932	0.221	1,897.357	65.426	9,740.121	225.677	713.034	3,076.455	0.000	5,724.955	2,306.660
1PDP	Whipkey 3H	1.837	5,510.632	181.851	0.101	291.054	11.040	1,540.801	35.050	138.804	593.116	0.000	773.831	245.709
1PDP	Woodruff 1H	3.071	4,528.923	99.636	1.024	1,314.045	33.229	6,303.728	145.994	463.956	2,387.016	0.000	3,306.760	1,802.747
1PDP	Woodruff 2H	2.419	3,540.403	77.889	0.807	1,027.230	25.976	4,928.268	114.139	362.717	1,930.639	0.000	2,520.773	1,399.131
1PDP Total		45.723	155,258.493	3,185.730	9.337	44,937.000	968.283	204,284.733	4,721.847	15,410.850	69,029.222	0.000	115,122.810	54,614.725

2PDNP	Blackshere 101 V	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2PDNP	Blackshere 200H	0.000	7,423.508	111.353	0.000	1,771.394	30.541	7,803.969	180.465	585.366	4,020.468	0.000	3,017.670	1,656.183
2PDNP	Blackshere 201H	0.000	6,483.497	97.252	0.000	1,547.090	26.674	6,815.785	157.613	511.243	3,455.800	0.000	2,691.126	1,486.784
2PDNP	Dewhurst 50 1V	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2PDNP	Dewhurst 73 1V	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2PDNP	Lucey 1H	4.487	3,758.512	150.341	1.761	1,283.438	59.009	7,319.716	169.416	543.067	3,071.733	50.000	3,485.500	1,393.088
2PDNP	Lucey 2H	0.966	2,806.535	101.035	0.031	79.355	3.284	431.797	9.821	38.953	235.492	5.000	142.532	62.284
2PDNP	Shaver 1H	0.000	10,999.994	0.000	0.000	4,447.030	0.000	15,366.930	355.142	1,161.270	4,067.836	381.451	9,401.229	4,634.079
2PDNP	Shaver 2H	0.000	9,999.999	0.000	0.000	4,039.468	0.000	13,958.582	322.593	1,054.841	3,747.516	1,072.106	7,761.522	3,531.174
2PDNP	Sivert 1H	9.303	7,499.896	269.996	2.949	2,070.857	85.691	11,420.788	264.286	849.363	4,419.988	43.721	5,843.430	3,259.012
2PDNP	Sivert 2H	9.914	7,999.397	287.978	3.295	2,313.370	95.726	12,758.338	296.186	910.906	4,708.597	673.001	6,169.651	3,169.901
2PDNP Total		24.670	56,971.337	1,017.955	8.037	17,551.999	300.924	75,875.904	1,755.522	5,655.008	27,727.429	2,225.278	38,512.658	19,192.503

4PUD	Jones 2H	0.000	10,999.994	0.000	0.000	3,795.297	0.000	13,114.835	303.986	955.381	3,346.998	1,441.946	7,066.526	2,996.828
4PUD	Jones 3H	0.000	11,999.596	0.000	0.000	4,143.788	0.000	14,319.066	331.899	1,043.085	3,610.862	1,424.299	7,908.920	3,428.060
4PUD	Wright 1H	0.000	10,499.995	0.000	0.000	3,416.952	0.000	11,807.446	271.951	929.417	3,278.185	1,314.601	6,013.294	2,521.257
4PUD	Wright 2H	0.000	9,499.283	0.000	0.000	3,088.085	0.000	10,671.034	245.777	839.964	2,994.117	1,446.327	5,144.846	2,040.672
4PUD Total		0.000	42,998.868	0.000	0.000	14,444.121	0.000	49,912.381	1,153.613	3,767.847	13,230.161	5,627.172	26,133.585	10,986.817

Total Proved (PDP, PDNP, & PUD)		70.393	255,228.697	4,203.685	17.374	76,933.121	1,269.207	330,073.019	7,630.982	24,833.704	109,986.812	7,852.451	179,769.052	84,794.044

5PROB	Michaels 1H	0.000	11,999.596	0.000	0.000	3,366.274	0.000	11,632.330	269.451	854.275	2,957.487	2,359.876	5,191.239	1,669.051
5PROB Total		0.000	11,999.596	0.000	0.000	3,366.274	0.000	11,632.330	269.451	854.275	2,957.487	2,359.876	5,191.239	1,669.051